Exhibit 99.1

November 19, 2024
For 6:00 a.m. ET Release

LOWE’S REPORTS THIRD QUARTER 2024 SALES AND EARNINGS RESULTS
— Diluted EPS of $2.99; Adjusted Diluted EPS1 of $2.89 —
— Comparable Sales Decreased 1.1% —
— Updates Full Year 2024 Outlook —

MOORESVILLE, N.C., Nov. 19, 2024 – Lowe’s Companies, Inc. (NYSE: LOW) today reported net earnings of $1.7 billion and diluted earnings per share (EPS) of $2.99 for the quarter ended Nov. 1, 2024, compared to diluted EPS of $3.06 in the third quarter of 2023. During the third quarter, the company recognized a $54 million pre-tax gain associated with the 2022 sale of the Canadian retail business. This positively impacted third quarter diluted EPS by $0.10. Excluding this gain, third quarter 2024 adjusted diluted EPS1 was $2.89.

Total sales for the quarter were $20.2 billion, compared to $20.5 billion in the prior-year quarter. Comparable sales for the quarter decreased 1.1%, driven by continued softness in DIY bigger-ticket discretionary demand, which was partly offset by storm-related sales and positive comparable sales in Pro and online.

“Our results this quarter were modestly better-than-expected, even excluding storm-related activity, driven by high-single-digit positive comps in Pro, strong online sales and smaller-ticket outdoor DIY projects,” said Marvin R. Ellison, Lowe’s chairman, president and CEO. “I’d like to extend my heartfelt sympathy to those who suffered losses from Hurricanes Helene and Milton. I would also like to express my appreciation for our associates, suppliers and first responders for their commitment to the impacted communities. Next month at our Analyst and Investor Conference, I look forward to discussing our new growth and productivity initiatives, which underscore our confidence that we are well-positioned to capitalize on the expected recovery in home improvement.”

As of Nov. 1, 2024, Lowe’s operated 1,747 stores representing 195.0 million square feet of retail selling space.

Capital Allocation
With a disciplined focus on its leading capital allocation program, the company continues to generate long-term shareholder value. During the quarter, the company repurchased approximately 2.9 million shares for $758 million, and it paid $654 million in dividends.

1 Adjusted diluted earnings per share is a non-GAAP financial measure. Refer to the “Non-GAAP Financial Measures Reconciliation” section of this release for additional information, as well as reconciliations between the Company’s GAAP and non-GAAP financial results.

Lowe’s Business Outlook

Based on third quarter results and anticipated modest storm-related demand in the fourth quarter, the company is updating its outlook for the operating results of full year 2024.

Adjusted operating income, adjusted operating margin, adjusted effective income tax rate and adjusted diluted EPS are non-GAAP financial measures that exclude the gains associated with the 2022 sale of the Canadian retail business, recorded in the second and third quarter. The company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items (which may be significant) without unreasonable effort, including timing of adjustments associated with the sale of the Canadian retail business.

Full Year 2024 Outlook
•Total sales of $83.0 to $83.5 billion (previously $82.7 to $83.2 billion)
•Comparable sales expected to be down -3.0 to -3.5%, as compared to prior year (previously down -3.5 to -4.0%)
•Adjusted operating income as a percentage of sales (adjusted operating margin) of 12.3 to 12.4% (previously 12.4 to 12.5%)
•Net interest expense of approximately $1.3 billion (previously $1.4 billion)
•Adjusted effective income tax rate of approximately 24.5%
•Adjusted diluted earnings per share of approximately $11.80 to $11.90 (previously $11.70 to $11.90)
•Capital expenditures of approximately $2 billion

A conference call to discuss third quarter 2024 operating results is scheduled for today, Tuesday, Nov. 19, at 9 a.m. ET. The conference call will be available by webcast and can be accessed by visiting Lowe’s website at ir.lowes.com and clicking on Lowe’s Third Quarter 2024 Earnings Conference Call Webcast. Supplemental slides will be available approximately 15 minutes prior to the start of the conference call. A replay of the call will be archived at ir.lowes.com.

Lowe’s Companies, Inc.

Lowe’s Companies, Inc. (NYSE: LOW) is a FORTUNE® 50 home improvement company serving approximately 16 million customer transactions a week in the United States. With total fiscal year 2023 sales of more than $86 billion, Lowe’s operates over 1,700 home improvement stores and employs approximately 300,000 associates. Based in Mooresville, N.C., Lowe’s supports the communities it serves through programs focused on creating safe, affordable housing and helping to develop the next generation of skilled trade experts. For more information, visit Lowes.com.

Disclosure Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believe”, “expect”, “anticipate”, “plan”, “desire”, “project”, “estimate”, “intend”, “will”, “should”, “could”, “would”, “may”, “strategy”, “potential”, “opportunity”, “outlook”, “scenario”, “guidance”, and similar expressions are forward-looking statements. Forward-looking statements involve, among other things, expectations, projections, and assumptions about future financial and operating results, objectives (including objectives related to environmental and social matters), business outlook, priorities, sales growth, shareholder value, capital expenditures, cash flows, the housing market, the home improvement industry, demand for products and services including customer acceptance of new offerings and initiatives, macroeconomic conditions and consumer spending, share repurchases, and Lowe’s strategic initiatives, including those relating to acquisitions and dispositions and the impact of such transactions on our strategic and operational plans and financial results. Such statements involve risks and uncertainties, and we can give no assurance that they will prove to be correct. Actual results may differ materially from those expressed or implied in such statements.

A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results either expressed or implied by these forward-looking statements including, but not limited to, changes in general economic conditions, such as volatility and/or lack of liquidity from time to time in U.S. and world financial markets and the consequent reduced availability and/or higher cost of borrowing to Lowe’s and its customers, slower rates of growth in real disposable personal income that could affect the rate of growth in consumer spending, inflation and its impacts on discretionary spending and on our costs, shortages, and other disruptions in the labor supply, interest rate and currency fluctuations, home price appreciation or decreasing housing turnover, age of housing stock, the availability of consumer credit and of mortgage financing, trade policy changes or additional tariffs, outbreaks of pandemics, fluctuations in fuel and energy costs, inflation or deflation of commodity prices, natural disasters, geopolitical or armed conflicts, acts of both domestic and international terrorism, and other factors that can negatively affect our customers.

Investors and others should carefully consider the foregoing factors and other uncertainties, risks and potential events including, but not limited to, those described in “Item 1A - Risk Factors” in our most recent Annual Report on Form 10-K and as may be updated from time to time in Item 1A in our quarterly reports on Form 10-Q or other subsequent filings with the SEC. All such forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update these statements other than as required by law.

LOW-IR

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Contacts:	Shareholder/Analyst Inquiries:	Media Inquiries:
	Kate Pearlman	Steve Salazar
	704-775-3856	steve.j.salazar@lowes.com
kate.pearlman@lowes.com

Lowe’s Companies, Inc.
Consolidated Statements of Current Earnings and Accumulated Deficit (Unaudited)
In Millions, Except Per Share and Percentage Data

	Three Months Ended				Nine Months Ended
	November 1, 2024		November 3, 2023		November 1, 2024		November 3, 2023
Current Earnings	Amount	% Sales	Amount	% Sales	Amount	% Sales	Amount	% Sales
Net sales	$20,170	100.00	$20,471	100.00	$65,120	100.00	$67,775	100.00
Cost of sales	13,374	66.31	13,580	66.34	43,340	66.55	44,958	66.33
Gross margin	6,796	33.69	6,891	33.66	21,780	33.45	22,817	33.67
Expenses:
Selling, general and administrative	3,827	18.97	3,761	18.37	11,860	18.22	11,673	17.23
Depreciation and amortization	433	2.15	434	2.12	1,284	1.97	1,275	1.88
Operating income	2,536	12.57	2,696	13.17	8,636	13.26	9,869	14.56
Interest – net	317	1.57	345	1.68	985	1.51	1,033	1.52
Pre-tax earnings	2,219	11.00	2,351	11.49	7,651	11.75	8,836	13.04
Income tax provision	524	2.59	578	2.83	1,818	2.79	2,130	3.14
Net earnings	$1,695	8.41	$1,773	8.66	$5,833	8.96	$6,706	9.90

Weighted average common shares outstanding – basic	565		576		568		585
Basic earnings per common share (1)	$2.99		$3.07		$10.24		$11.43
Weighted average common shares outstanding – diluted	566		577		569		587
Diluted earnings per common share (1)	$2.99		$3.06		$10.22		$11.40
Cash dividends per share	$1.15		$1.10		$3.40		$3.25

Accumulated Deficit
Balance at beginning of period	$(14,342)		$(15,341)		$(15,637)		$(14,862)
Net earnings	1,695		1,773		5,833		6,706
Cash dividends declared	(650)		(633)		(1,933)		(1,898)
Share repurchases	(696)		(1,543)		(2,256)		(5,690)
Balance at end of period	$(13,993)		$(15,744)		$(13,993)		$(15,744)

(1)    Under the two-class method, earnings per share is calculated using net earnings allocable to common shares, which is derived by reducing net earnings by the earnings allocable to participating securities. Net earnings allocable to common shares used in the basic and diluted earnings per share calculation were $1,691 million for the three months ended November 1, 2024, and $1,769 million for the three months ended November 3, 2023. Net earnings allocable to common shares used in the basic and diluted earnings per share calculation were $5,818 million for the nine months ended November 1, 2024, and $6,688 million for the nine months ended November 3, 2023.

Lowe’s Companies, Inc.
Consolidated Statements of Comprehensive Income (Unaudited)
In Millions, Except Percentage Data

	Three Months Ended				Nine Months Ended
	November 1, 2024		November 3, 2023		November 1, 2024		November 3, 2023
	Amount	% Sales	Amount	% Sales	Amount	% Sales	Amount	% Sales
Net earnings	$1,695	8.41	$1,773	8.66	$5,833	8.96	$6,706	9.90
Cash flow hedges – net of tax	(3)	(0.02)	(4)	(0.01)	(9)	(0.02)	(10)	(0.02)
Foreign currency translation adjustments – net of tax	—	—	—	—	—	—	5	0.01
Other	—	—	—	—	1	—	—	—
Other comprehensive loss	(3)	(0.02)	(4)	(0.01)	(8)	(0.02)	(5)	(0.01)
Comprehensive income	$1,692	8.39	$1,769	8.65	$5,825	8.94	$6,701	9.89

Lowe’s Companies, Inc.
Consolidated Balance Sheets (Unaudited)
In Millions, Except Par Value Data

	November 1, 2024	November 3, 2023
Assets
Current assets:
Cash and cash equivalents	$3,271	$1,210
Short-term investments	335	321
Merchandise inventory – net	17,566	17,530
Other current assets	805	907
Total current assets	21,977	19,968
Property, less accumulated depreciation	17,586	17,527
Operating lease right-of-use assets	3,771	3,647
Long-term investments	312	238
Deferred income taxes – net	261	280
Other assets	836	859
Total assets	$44,743	$42,519

Liabilities and shareholders' deficit
Current liabilities:
Current maturities of long-term debt	$2,576	$544
Current operating lease liabilities	497	533
Accounts payable	10,602	9,914
Accrued compensation and employee benefits	828	750
Deferred revenue	1,359	1,499
Other current liabilities	3,585	3,256
Total current liabilities	19,447	16,496
Long-term debt, excluding current maturities	32,906	35,374
Noncurrent operating lease liabilities	3,741	3,602
Deferred revenue – Lowe's protection plans	1,260	1,228
Other liabilities	808	966
Total liabilities	58,162	57,666

Shareholders' deficit:
Preferred stock, $5 par value: Authorized – 5.0 million shares; Issued and outstanding – none	—	—
Common stock, $0.50 par value: Authorized – 5.6 billion shares; Issued and outstanding – 565 million and 575 million, respectively	282	288
Capital in excess of par value	—	7
Accumulated deficit	(13,993)	(15,744)
Accumulated other comprehensive income	292	302
Total shareholders' deficit	(13,419)	(15,147)
Total liabilities and shareholders' deficit	$44,743	$42,519

Lowe’s Companies, Inc.
Consolidated Statements of Cash Flows (Unaudited)
In Millions

	Nine Months Ended
	November 1, 2024	November 3, 2023
Cash flows from operating activities:
Net earnings	$5,833	$6,706
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,461	1,427
Noncash lease expense	392	370
Deferred income taxes	(10)	(27)
Loss on property and other assets – net	11	50
Gain on sale of business	(97)	(79)
Share-based payment expense	164	160
Changes in operating assets and liabilities:
Merchandise inventory – net	(672)	1,002
Other operating assets	114	236
Accounts payable	1,944	(610)
Other operating liabilities	(426)	(2,203)
Net cash provided by operating activities	8,714	7,032

Cash flows from investing activities:
Purchases of investments	(999)	(1,283)
Proceeds from sale/maturity of investments	918	1,215
Capital expenditures	(1,379)	(1,344)
Proceeds from sale of property and other long-term assets	54	29
Proceeds from sale of business	97	100
Other – net	(11)	(23)
Net cash used in investing activities	(1,320)	(1,306)

Cash flows from financing activities:
Net change in commercial paper	—	(499)
Net proceeds from issuance of debt	—	2,983
Repayment of debt	(522)	(576)
Proceeds from issuance of common stock under share-based payment plans	95	79
Cash dividend payments	(1,916)	(1,899)
Repurchases of common stock	(2,681)	(5,937)
Other – net	(20)	(15)
Net cash used in financing activities	(5,044)	(5,864)

Net increase/(decrease) in cash and cash equivalents	2,350	(138)
Cash and cash equivalents, beginning of period	921	1,348
Cash and cash equivalents, end of period	$3,271	$1,210

Lowe’s Companies, Inc.
Non-GAAP Financial Measure Reconciliation (Unaudited)

To provide additional transparency, the Company has presented the non-GAAP financial measure of adjusted diluted earnings per share for the three months ended November 1, 2024. This measure excludes the impact of a certain item, further described below, not contemplated in Lowe’s Business Outlook to assist analysts and investors in understanding operational performance for the third quarter of fiscal 2024.

Fiscal 2024 Impacts
During fiscal 2024, the Company recognized financial impacts from the following:

•In the third quarter of fiscal 2024, the Company recognized pre-tax income of $54 million consisting of a realized gain on the contingent consideration associated with the fiscal 2022 sale of the Canadian retail business (Canadian retail business transaction).

Adjusted diluted earnings per share should not be considered an alternative to, or more meaningful indicator of, the Company’s diluted earnings per share as prepared in accordance with GAAP. The Company’s methods of determining non-GAAP financial measures may differ from the method used by other companies and may not be comparable.

A reconciliation between the Company’s GAAP and non-GAAP financial results is shown below and available on the Company’s website at ir.lowes.com.

	Three Months Ended
	November 1, 2024
	Pre-Tax Earnings	Tax[1]	Net Earnings
Diluted earnings per share, as reported			$2.99
Non-GAAP adjustments – per share impacts
Canadian retail business transaction	(0.10)	—	(0.10)
Adjusted diluted earnings per share			$2.89
1 Represents the corresponding tax benefit or expense specifically related to the item excluded from adjusted diluted earnings per share.